Exhibit 99.2
Presentation title Month, XX, 2021 Q3 2022 Nov. 1, 2022 EARNINGS Exhibit 99.2

Safe Harbor Statement

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include a number of factors related to our business, including the uncertainties relating to the impact of the novel coronavirus (COVID-19) pandemic on the Company's business, results of operations, cash flows, stock price and employees; the possibility that any of the anticipated benefits of the strategic investment from Searchlight Capital Partners, L.P. or our refinancing of outstanding debt, including our senior secured credit facilities, or of the proposed sales of the limited partnership interests will not be realized; the ability to meet closing conditions to the proposed sales of the limited partnership interests on a timely basis or at all; the anticipated use of proceeds of the strategic investment or the proposed sales of the limited partnership interests; the outcome of any legal proceedings that may be instituted against the Company or its directors; economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of or failure to consummate acquisitions or dispositions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; liability and compliance costs regarding environmental regulations; risks associated with discontinuing paying dividends on our common stock; and the potential for the rights of our series A preferred stock to negatively impact our cash flow. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the Securities and Exchange Commission ("SEC"), including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words "believe," "expect," "anticipate," "estimate," "project," "intend," "plan," "should," "may," "will," "would," "will be," "will continue" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

Non-GAAP Measures

This presentation includes certain non-GAAP historical and forward-looking financial measures, including but not limited to "EBITDA," "adjusted EBITDA," "pro forma liquidity," "net debt leverage ratio" and "total net debt to last twelve month adjusted EBITDA ratio." In addition to providing key metrics for management to evaluate the Company's performance, we believes these measurements assist investors in their understanding of operating performance and in identifying historical and prospective trends.

A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP are available on the Company's website at https://ir.consolidated.com. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. Consolidated may present or calculate its non-GAAP measures differently from other companies. The Company's 8-K, Form 10-K, Form 10-Q and other filings should be read in conjunction with this presentation as they contain additional important details on the quarterly results.

Consolidated communications

Consolidated Communications Overview Fidium fiber markets o perating states Key Operational & Financial Metrics 2.8M t otal p assings 950K Total fiber Gig+ capable passings Data as of 9/30/22; * Trailing 12 months including discontinued operations 116K Fiber Gig+ capable broadband connections 57,500 fiber route miles $1.2B Revenue* $438M Adjusted EBITDA* Fidium is Consolidated’s consumer fiber broadband service offering symmetrical multi - gig speeds. Transforming from a copper - based telco into a leading fiber provider

Leverage Strong Fiber Market Dynamics Superior Product • Faster symmetrical speeds not available from cable or fixed wireless • Speed of light provides lowest latency • High customer satisfaction; industry leading - NPS scores Growing Data Demand • Avg. # of connected devices in a home is expected to increase by more than 60% (1) • Over the Top (OTT) viewing hours on connected TV devices increased 59% (2) • Product is critical to connecting consumers and small businesses; recession proof Future Proof Technology • FttP network 10G today and scalable to 50G in future • Core network built up to 100G and upgradable to 400G • Decades worth of runway with fiber technology Proven, Valuable Assets • Significant opportunity for Consolidated to build value and obtain multiple accretion as it grows its fiber business • Fiber infrastructure provides strong free cash flow generation opportunities in the future (1) Verizon news, American bandwidth: What data - usage trends can teach us about the future, 10/6/22 (2) Statista, Total number of over - the - top viewing hours in the U.S., May 2022

Consolidated is Positioned to Win with Fiber

Incumbent Position Provides Advantages	• Fiber rich carrier-class network • Owned or leased local and long-haul fiber network • Existing conduit capacity and pole access where we have aerial fiber; aerial fiber access to 80% of Northern New England • Experienced teams, contractor resources and strong build partners
Favorable Competitive Footprint	• Majority of markets have just one wireline/cable competitor • Limited fixed wireless competition due to geography • Strong competitive position in smaller, rural markets
Customer Validation for Product	• Industry leading Net Promoter Score (NPS: 50+) • Penetration on year-one cohort on target • >70% of new fiber adds taking 1G+ product
Well Positioned for Broadband Stimulus Funding	• Actively pursuing government programs and public private partnerships to further support fiber expansion across core regions • ~$170M of funding opportunities identified

Consolidated communications

Q3’22 Highlights

Q3 2022 Y/Y % change Revenue $ 296.6 ( 6.9%) Strategic Revenue Consumer Fiber Broadband $21.6 39.8% Commercial Data $ 56.8 (1.3%) Carrier Data & Transport $ 33.9 1.0% Adj. EBITDA $97.2 (23.7%) Adj. EBITDA margin 32.8% (7.2%) Committed capex $139.9 (3.0%) Q3 2022 Highlights Highlights & Key Milestones • Added record 12,143 total fiber subscribers and achieved 3x subscriber growth from a year ago • Achieved total consumer net positive broadband adds for second consecutive quarter • Consumer fiber broadband revenue grew ~40% • Announced over $600 million in aggregate divestitures of non - core assets YTD (1) • Revenue and EBITDA declines includes loss of CAF II funding effective Jan. 1, 2022 • Wireless cash distributions were $5.6 million less in Q3 than the prior year $ in millions Metrics Q3 2022 Y/Y % change Fiber Gig+ capable passings 947,974 91.8% Fiber Gig+ capable connections 115,598 41.8% (1) See “Asset Divestitures” for details on asset divestiture announcements.

Consolidated’s Fiber Build Plan Projected Fiber Passings, % of total passings 2023 - 2025 Build Plan • Upgraded 116,195 locations to fiber in Q3, bringing total fiber passings to ~948,000 total locations or 34% of Company’s service area • On track to build >400,000 fiber passings in 2022 • Fiber mix on target for 37 % of total passings at end of 2022, up nearly 4x since 2020 • Plan to build ~1 million fiber passings from 2023 - 2025 • ~2 million total fiber passings or > 70 % in 2025 Consolidated has 2.8M total passings (1.7M passings in Northern New England). Full build plan from 2021 to 2025 includes ~ 1.6M total fiber upgrades, of which ~1M upgrades are planned in Northern New England. Remaining upgrades are in TX, CA, MN, IL, PA. >7x increase in fiber passings Fiber passings Fiber passings to be built 10% 22% 37% >70% 275K 606K 1M ~2M -10% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 2020 2021 2022E 2025E ‘23 - ’25 1M build

Cohort Penetration 14% 1 year 24% 2 year 33% 3 year See appendix for Fiber Gig+ capable penetration. Cohort Penetration Targets Fiber Penetration Rates Terminal penetration targeted in the 40% range over a 5 - year horizon 20.7% 15.9% Base Fiber (Pre-2021) Cumulative 2021 cohort @ 1-Year Mark +160 basis points since launching fiber expansion (Q420) Above target penetration of 14% based on RFS 1 1 Cohort ready for sale (RFS) excludes multi - dwelling units (MDU’s) and multi - tenant units (MTU’s) (>10 units), which is approx.15% - 18% of total fiber passings .. Fiber penetrations by cohort represents all fiber connections (consumer and business ) as a percentage of RFS in the cumulative fiber build cohort at the 1 - year mark. These estimates are based upon the information available at this time and are subject to updates as additional information becomes available.

Fiber Growth Momentum, ARPU Opportunity Consumer Fiber Net Adds, Fiber Broadband Revenue Growth $53.87 $65.61 Copper ARPU Fiber ARPU Fiber ARPU > Copper ARPU +22% 4.0K 4.6K 7.7K 9.6K 12.1K $15.4M $16.2M $17.2M $19.2M $21.6M 2.7% 4.7% 6.7% 11.5% 12.2% -30.0% -25.0% -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% - 5.0K 10.0K 15.0K 20.0K 25.0K Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Fiber Net Adds Fiber Revenue Sequential Consumer Fiber revenue growth Consumer Broadband ARPU Drivers 21% 27% 30% 44% % Broadband Connections on Fiber % Fiber Connections Mix - Gig+ Fiber Q321 Q322 > 70% of new subscribers taking Gig+ option

Commercial and Carrier Revenue $ in millions Commercial Data Services Revenue Carrier Data & Transport Revenue • 90% of new sales on network • Large customer churn in Q3 impacted revenue • Leveraging FttP investments for future growth in SMB and enterprise customer solutions • Growing strategic revenues (SD - WAN , Cloud Secure, ProConnect UC) by 13% in Q3 Y/Y 15,715 Lit Buildings +7.5% Y/Y 57,498 Fiber route miles + 14.1% Y/Y • Transitioning TDM services to wave/IP/10G services • Leveraging 400G core network upgrades to provide 10G backhaul to towers • Carrier Data - Transport revenue aided by $ 3.1M fiber project sale in Q2 - 22 • Full year ‘22 impact of wireless carrier renegotiations $6M - $7M est. (previous est. $10M - $12M) Commercial Sales Carrier Sales (1.3%) Y/Y 1.0% growth Y/Y $57.5 $57.4 $57.9 $57.1 $56.8 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 $33.6 $32.7 $33.5 $36.3 $33.9 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22

Asset Divestitures Closed on Sale of Investments in Wireless Partnerships On Sept. 13, 2022, Clio Parent LLC, a subsidiary of the Company, closed on the sale of the entirety of its limited partnershi p i nterests in five wireless investments to Cellco Partnership, d/b/a Verizon Wireless, for an aggregate purchase price of $ 490M. Tax Impact o Federal taxable gain fully shielded by NOLs o State cash tax impact estimated at $ 10M - $13M Sale of Certain Tower Assets In Q3 - 22, the Company divested of certain non - core communication towers for cash proceeds of $19.4M. Pending Kansas City Asset Sale On Mar. 3, 2022, Consolidated announced an agreement to sell substantially all of its Kansas City assets. The Company current ly expects cash proceeds of approximately $ 90M for the sale, subject to certain purchase price adjustments, closing conditions and customary regulatory approvals. The transaction is expected to close by year - end 2022. Ohio Asset Sale On Jan. 31, 2022, Consolidated closed on the sale of substantially all of its Ohio assets, for total cash proceeds of $ 26M.

Capital Structure; Enhanced Liquidity & Flexibility Pro Forma Liquidity 1 $M, as of 9/30/22 Current Maturity Profile $M, as of 9/30/22 $776M pro forma liquidity, includes: • $462M cash on hand • $ 224M revolver availability (undrawn) 2 3.82x net debt leverage 6.2% weighted avg. cost of debt $462M cash on hand, $224M revolver availability ( undrawn) No maturities due until 2027 ~ 77 % of outstanding debt is fixed rate $1,000 $750 $400 $250 2022 2023 2024 2025 2026 2027 2028 Term Loan 4.25% Senior Notes 6.50% Senior Notes 5.00% Revolver 1) Pro forma liquidity and cash on hand are calculated as of 9/30/22 and includes estimated future proceeds of ~$ 90M for Kansas City asset sale announced 3/2/22. This sale is expected to close by the end of 2022. 2) $250M revolver is undrawn; Availability reduced by $26M of outstanding letters of credit

2022 Outlook 2022 updated outlook provided on Aug. 2, 2022 with Q2 earnings .. Company reaffirmed 2022 outlook with Q3 earnings on Nov. 1, 2022. For definitions of non - GAAP measures, see Consolidated’s Second Quarter Earnings available on its Investor Relations website. 2022 Guidance Range Adjusted EBITDA $400 million to $410 million Capex $565 million to $585 million Cash interest expense $125 million to $129 million Cash taxes $12 million to $17 million

Consolidated's Fiber Transformation

Capital Allocation Plan		Build Engine	Customer Acquisition Ramp	Return to Growth		Value Creation
2019	2020	2021	2022	2023	2024	2025

- **May (2019):** Capital Allocation Plan announced; elimination of dividend
- **Sept/Oct (2020):** Strategic Searchlight Capital Partners (SCP) $350M investment closed -- debt refinancing
- **Jan (2021):** Net Promoter Score implemented
- **Nov (2021):** fidium fiber internet brand launch
- **Dec (2021):** Closed on $75M SCP investment; Completed 330,000 fiber upgrades
- **Jan (2022):** Closed on OH divestiture
- **Mar (2022):** Announced KS asset sale; Achieved broadband net positive adds
- **Jun (2022):** Fidium expansion & 2 Gig launch
- **Sept (2022):** Closed on sale of wireless partnerships for $490M
- **Dec (2022):** Plan to upgrade 400,000 fiber passings -- 1M total fiber passings
- **2023–2024:** Plan to upgrade aggregate of 1M passings 2023-2025
- **Dec (2025):** Plan to achieve 70%+ fiber passings, ~ 2M total fiber passings

Consolidated communications

Strategic Priorities Enabling Future Growth and Shareholder Value Consumer Fiber Expansion • Plan to build fiber to 1.6 million locations by 2025; enable Gig+ speeds to over 70% of footprint • Launch Fidium Fiber in all fiber markets; accelerate broadband growth and simplified go - to - market strategy Broadband revenue growth with positive net adds Long - Term Value Creation Commercial - Carrier Data Transport Growth • Leverage fiber assets to increase lit buildings; grow customer relationships • Expand business opportunities; deliver improved customer experience and product simplification Enhanced Customer Experience • Deliver simplified, improved customer experience across all channels • Invest in digital transformation initiatives to automate and simplify customer experience Disciplined Capital Allocation • Accelerated investments in fiber growth opportunities • Strategic review of assets and market portfolio Data - Transport revenue growth Leading NPS scores, low churn, retention Return to revenue growth

Committed to Sustainability and ESG Priorities Social Governance • Heightened focus on environmental and sustainability initiatives • Building more energy - efficient fiber networks while decommissioning copper networks • Implemented energy conservation and efficiency initiatives though programs to modernize operations including: LED lighting, green fleet purchases and recycling programs • Secured new c ommunity solar agreements supporting local renewable energy efforts • Committed to highest standards of legal and ethical business conduct through Code of Business Conduct for directors, officers, employees, customers and vendors • 7 of 8 board members are independent (3) • Board gender diversity : 25% women • Healthy board refreshment : 3 of 8 board members have tenure of under 5 years • People: Ranked top quartile of large employers (1) • Safety : Active participation in safety programs by all employees, received Silver Stevie award for COVID - 19 response (2) • Community: Building better broadband for hundreds of rural communities; $1.4M invested in community partners; 4,000 employee volunteer hours reported • Diversity - Equity - Inclusion: formed the Consolidated DEI Council focused on advancing initiatives across the organization including training, education and resources (1) Gallagher’s 2021 Benefits Strategy and Benchmarking Survey (Participants) (2) Consolidated was awarded a Silver Stevie ® Award for its COVID - 19 response .. (3) per Rule 5605(a)(2) of NASDAQ’s Marketplace Rules. Additional information can be obtained at https://www.consolidated.com/about - us/esg Committed to preserving and sustaining the natural environment Making a difference for employees and the communities we serve Guided by responsible governance practices Environmental

Appendix

Revenue Trends by Category ($ in thousands, unaudited) Three Months Ended Q3 2022 Q2 2022 Q1 2022 Q4 2021 Q3 2021 Consumer: Broadband (Data and VoIP) $ 69,641 $ 67,592 $ 65,911 $ 66,983 $ 68,604 Voice services 36,444 36,643 37,452 39,518 40,587 Video services 13,552 14,359 14,366 15,371 16,163 119,637 118,594 117,729 121,872 125,354 Commercial: Data services (includes VoIP) 56,796 57,113 57,895 57,444 57,545 Voice services 35,484 35,775 36,339 37,303 38,446 Other 9,933 11,287 11,560 11,408 10,205 102,213 104,175 105,794 106,155 106,196 Carrier: Data and transport services 33,878 36,263 33,485 32,659 33,556 Voice services 3,517 3,718 3,852 4,088 4,173 Other 605 354 391 431 375 38,000 40,335 37,728 37,178 38,104 Subsidies 7,187 6,534 6,583 17,671 17,264 Network access 27,277 24,846 26,213 27,846 29,923 Other products and services 2,305 3,906 6,231 7,758 1,743 Total operating revenue $ 296,619 $ 298,390 $ 300,278 $ 318,480 $ 318,584

Key Operating Metrics

(unaudited)	Sept 30, 2022	June 30 2022	Mar 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Passings					
Fiber Gig+ capable passings					
Northern New England	531,035	451,414	341,010	291,921	217,660
All other markets	416,939	380,365	348,396	313,789	276,500
Total Fiber Gig+ capable [1]	947,974	831,779	689,406	605,710	494,160
DSL/Copper passings [2]					
Northern New England	1,205,165	1,284,786	1,395,190	1,444,279	1,518,540
All other markets	602,216	635,428	663,835	702,098	737,016
Total DSL/Copper [2]	1,807,381	1,920,214	2,059,025	2,146,377	2,255,556
Total Passings	2,755,355	2,751,993	2,748,431	2,752,087	2,749,716
% Fiber Gig+ Coverage/Total Passings	34%	30%	25%	22%	18%
Consumer Broadband Connections					
Fiber Gig+ capable					
Northern New England	38,778	31,050	24,882	20,032	17,288
All other markets	76,820	72,405	68,930	66,090	64,251
Total Fiber Gig+ capable connections	115,598	103,455	93,812	86,122	81,539
DSL/Copper [2]					
Northern New England	121,230	126,475	131,763	136,140	140,893
All other markets	145,084	151,283	154,575	162,302	168,229
Total DSL/Copper connections [2]	266,314	277,758	286,338	298,442	309,122
Total Consumer Broadband Connections	381,912	381,213	380,150	384,564	390,661
Consumer Broadband Net Adds					
Northern New England	2,483	880	473	(2,009)	(803)
All other markets [2]	(1,784)	183	(1,327)	(4,088)	(2,016)
Total Consumer Broadband Net Adds	699	1,063	(854)	(6,097)	(2,819)

(see footnotes near end of presentation)

Key Operating Metrics (unaudited) Sept 30, 2022 June 30 2022 Mar 31, 2022 Dec. 31, 2021 Sept. 30, 2021 Consumer Broadband Penetration % Fiber Gig+ capable Northern New England 7% 7% 7% 7% 8% All other markets 18% 19% 20% 21% 23% Total Fiber Gig+ capable 12% 12% 14% 14% 17% DSL/Copper (2) Northern New England 10% 10% 9% 9% 9% All other markets 24% 24% 23% 23% 23% Total DSL/Copper (2) 15% 14% 14% 14% 14% Total Consumer Broadband Penetration % 14% 14% 14% 14% 14% Consumer Broadband Revenue by Service Type ($ in thousands) Fiber Broadband Revenue $ 21,558 $ 19,218 $ 17,241 $ 16,152 $ 15,423 Copper and Other Broadband Revenue 48,083 48,374 48,670 50,831 53,181 Total Consumer Broadband Revenue by Service Type $ 69,641 $ 67,592 $ 65,911 $ 66,983 $ 68,604 Consumer Average Revenue Per Unit (ARPU) Fiber Broadband ARPU $ 65.61 $ 64.95 $ 63.88 $ 64.22 $ 64.64 Copper Broadband ARPU $ 53.87 $ 52.36 $ 50.78 $ 50.65 $ 51.32 Consumer Voice Connections 294,441 306,458 316,634 328,849 341,135 Video Connections 51,339 55,225 58,812 63,447 66,971 Fiber route network miles (long - haul, metro and FttP) 57,498 56,093 54,239 52,402 50,405 On - net buildings 15,715 15,618 15,446 14,891 14,625

Notes (1) In Q1 2021, the Company launched a multi - year fiber build plan to upgrade 1.6 million passings by 2025 or 70% of our service area to fiber Gig+ capable services by 2025. As of September 30, 2022, 342,200 of the target 400,000 passings for 2022 were upgraded to Ftt P a nd total fiber passings were ~948,000 or 34% of the Company's service area. (2) The sale of the non - core Ohio operations resulted in a reduction of approximately 5,658 DSL/Copper passings and 3,560 DSL/Co pper broadband connections in the first quarter of 2022. Prior period amounts have not been adjusted to reflect the sale. As of March 31, 2022, the net assets of our Kansas City operations are classified as held for sale. The Kansas City operation s, which are included in All other markets above, include approximately 137,000 passings and approximately 10% consumer broadband penetration. Amou nts above have not been adjusted to reflect the pending sale.